Exhibit 99.1

AmerisourceBergen Corporation P.O. Box 959 Valley Forge, PA 19482

Contact:                                                Barbara Brungess

Vice President, Corporate & Investor Relations

610-727-7199

bbrungess@amerisourcebergen.com

AMERISOURCEBERGEN REPORTS

SECOND QUARTER FISCAL YEAR 2014 RESULTS

Now Expects Fiscal 2014 Adjusted Diluted EPS from Continuing Operations to be in the range of $3.64 to $3.74

VALLEY FORGE, PA, April 24, 2014 — AmerisourceBergen Corporation (NYSE:ABC) today reported that in its fiscal year 2014 second quarter ended March 31, 2014, adjusted diluted earnings per share from continuing operations increased 19.1 percent to $1.06.  Revenue increased 38.6 percent to $28.5 billion in the quarter.  On the basis of U.S. generally accepted accounting principles (GAAP), diluted earnings per share from continuing operations were $0.76 for the March quarter of fiscal 2014.  In the tables that follow, we present our GAAP results as well as a reconciliation of GAAP income from continuing operations to adjusted non-GAAP income from continuing operations.

“We delivered strong performance in our March quarter, as we continued to onboard substantial new business, and made significant progress against our strategic objectives,” said Steven H. Collis, AmerisourceBergen President and Chief Executive Officer.  “With excellent operational performance and improving working capital trends that helped generate tremendous free cash flow in the quarter, we have good momentum heading into the second half of our fiscal year.  In addition, we continued to make important investments in our business for the long-term, including signing a definitive agreement to acquire a minority stake in Profarma Distribuidora de Produtos Farmacêuticos S.A. of Brazil, and returned funds to shareholders through repurchasing over $250 million of our common stock.”

The comments below compare adjusted results from continuing operations, which exclude:

•                  Gains on antitrust litigation settlements;

•                  LIFO expense;

•                  Acquisition related intangibles amortization;

•                  Warrant expense; and

•                  Employee severance, litigation, and other expenses.

In addition, we calculate our adjusted earnings per share for each period using a diluted weighted average share count, which excludes the accounting dilution resulting from the impact of the unexercised equity warrants.

Summary of Adjusted Quarterly Results

•                  Revenue:  In the second quarter of fiscal 2014, revenue was $28.5 billion, up 38.6 percent compared to the same quarter in the previous fiscal year, reflecting a 46 percent increase in AmerisourceBergen Drug Corporation (ABDC) revenue, and a 10 percent increase in AmerisourceBergen Specialty Group (ABSG) revenue.

•                  Gross Profit:  Gross profit in the fiscal 2014 second quarter was $831.6 million, a 16.6 percent increase over the same period in the previous year, driven by strong overall revenue growth and generic sales in ABDC.  Gross profit as a percentage of revenue decreased 56 basis points to 2.92 percent, primarily due to a substantial increase in lower margin brand business.

•                  Operating Expenses:  In the second quarter of fiscal 2014, operating expenses were $415.0 million, up 16.1 percent over the same period in the last fiscal year.  The increase in operating expenses in the quarter was due primarily to costs associated with onboarding the new Walgreen Co. business.  Operating expenses as a percentage of revenue in the fiscal 2014 second quarter were 1.46 percent compared with 1.74 percent for the same period in the previous fiscal year.

•                  Operating Income:  In the fiscal 2014 second quarter, operating income of $416.6 million was up 17.0 percent versus the prior year, as the percentage increase in gross profit was slightly higher than the percentage increase in operating expenses. Operating income as a percentage of revenue decreased 27 basis points to 1.46 percent in the fiscal 2014 second quarter compared to the previous year’s second quarter.

•                  Tax Rate:  The effective tax rate for the second quarter of fiscal 2014 was 38.2 percent, in line with the previous fiscal year’s second quarter.  Going forward, we expect our annualized effective tax rate to be in the low 38 percent range.

•                  Earnings Per Share:  Diluted earnings per share from continuing operations were up 19.1 percent to $1.06 in the second quarter of fiscal year 2014 compared to $0.89 in the previous fiscal year’s second quarter, driven primarily by the increase in operating income.

•                  Shares Outstanding:  Diluted weighted average shares outstanding for the second quarter of fiscal year 2014 were 234.3 million, a slight decrease versus the prior year as share repurchases offset option exercises.

Segment Discussion

The Pharmaceutical Distribution segment includes both AmerisourceBergen Drug Corporation and AmerisourceBergen Specialty Group.  Other includes AmerisourceBergen Consulting Services (ABCS) and World Courier.

Pharmaceutical Distribution Segment

In the second fiscal quarter of 2014, Pharmaceutical Distribution revenues were $27.9 billion, an increase of 39 percent compared to the same quarter in the prior year.  ABDC revenues increased 46 percent, due primarily to the onboarding of all of the new Walgreens branded pharmaceuticals business and a portion of their generic pharmaceuticals business, and increased branded pharmaceutical sales to our other large customers.  ABSG revenues increased 10 percent, which was driven by strong performance in our blood products, vaccine and physician office distribution businesses.  Intrasegment revenues between ABDC and ABSG have been eliminated in the presentation of total Pharmaceutical Distribution revenue.  Total intrasegment revenues were $976.3 million and $760.9 million in the quarters ended March 31, 2014 and 2013, respectively.

Operating income of $372.9 million in the March quarter of fiscal 2014 increased 16 percent compared to the same period in the previous year due to the new Walgreens branded and generic pharmaceuticals business in ABDC, strong contributions from generics overall, and solid performance in ABSG, as a flat performance in our community oncology business was offset by strong performance in our blood products and vaccine distribution businesses.

Other

Revenues in Other were $572.5 million in the second quarter of fiscal 2014, an increase of 11 percent over the same period in the prior year.  Operating income increased 25 percent to $43.6 million in the second quarter of fiscal 2014, driven by strong performance in World Courier.

Fiscal Year 2014 Expectations

AmerisourceBergen now expects adjusted diluted earnings per share from continuing operations in fiscal year 2014 to be in the range of $3.64 to $3.74, a 13 percent to 17 percent increase over fiscal 2013.  We continue to expect revenue growth in the range of 30 percent to 34 percent, and operating income growth in the 12 percent to 16 percent range.  We continue to expect adjusted operating margin to decline in the 20 to 23 basis points range due to the onboarding of significant new lower margin business and growth in brand pharmaceutical business with our large customers.  We continue to expect to generate free cash flow in the range of $500 to $700 million, with capital expenditures in the $300 million range, and to spend approximately $500 million in share repurchases, subject to market conditions.

Conference Call

The Company will host a conference call to discuss the results at 11:00 a.m. Eastern Time on April 24, 2014.

Participating in the conference call will be:

Steven H. Collis, President & Chief Executive Officer

Tim G. Guttman, Senior Vice President & Chief Financial Officer

The dial-in number for the live call will be (651) 291-0618.  No access code is required.

The live call will also be webcast via the Company’s website at www.amerisourcebergen.com.  Users are encouraged to log on to the webcast approximately 10 minutes in advance of the scheduled start time of the call.

Replays of the call will be made available via telephone and webcast.  A replay of the webcast will be posted on www.amerisourcebergen.com approximately two hours after the completion of the call and will remain available for thirty days.  The telephone replay will also be available approximately two hours after the completion of the call and will remain available for seven days.  To access the telephone replay from within the US, dial (800) 475-6701.  From outside the US, dial (320) 365-3844.  The access code for the replay is 323936.

About AmerisourceBergen

AmerisourceBergen is one of the largest global pharmaceutical sourcing and distribution services companies, helping both healthcare providers and pharmaceutical and biotech manufacturers improve patient access to products and enhance patient care. With services ranging from drug distribution and niche premium logistics to reimbursement and pharmaceutical consulting services, AmerisourceBergen delivers innovative programs and solutions across the pharmaceutical supply channel. With over $100 billion in annualized revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs approximately 13,000 people. AmerisourceBergen is ranked #32 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

AmerisourceBergen’s Cautionary Note Regarding Forward-Looking Statements

Certain of the statements contained in this news release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words such as “expect,” “likely,” “outlook,” “forecast,” “would,” “could,” “should,” “can,” “will,” “project,” “intend,” “plan,” “continue,” “sustain,” “synergy,” “on track,” “believe,” “seek,” “estimate,” “anticipate,” “may,” “possible,” “assume,” variations of such words, and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and are subject to uncertainty and change in circumstances. These statements are not guarantees of future performance and are based on assumptions that could prove incorrect or could cause actual results to vary materially from those indicated. Among the factors that could cause actual results to differ materially from those projected, anticipated, or implied are the following: changes in pharmaceutical market growth rates; the loss of one or more key customer or supplier relationships; the retention of key customer or supplier relationships under less favorable economics; changes in customer mix; customer delinquencies, defaults or insolvencies; supplier defaults or insolvencies; changes in branded and/or generic pharmaceutical manufacturers’ pricing and distribution policies or practices; adverse resolution of any contract or other dispute with customers or suppliers; federal and state government enforcement initiatives to detect and prevent suspicious orders of controlled substances and the diversion of controlled substances, federal and state prosecution of alleged violations of related laws and regulations, and any related litigation, including shareholder derivative lawsuits or other disputes relating to our distribution of controlled substances; qui tam litigation for alleged violations of fraud and abuse laws and regulations and/or any other laws and regulations governing the marketing, sale, purchase and/or dispensing of pharmaceutical products or services and any related litigation, including shareholder derivative lawsuits; changes in federal and state legislation or regulatory action affecting pharmaceutical product pricing or reimbursement policies, including under Medicaid and Medicare, and the effect of such changes on our customers; changes in regulatory or clinical medical guidelines and/or labeling for the pharmaceutical products we distribute; price inflation in branded and generic pharmaceuticals and price deflation in generics; greater or less than anticipated benefit from launches of the generic versions of previously patented pharmaceutical products; significant breakdown or interruption of our information technology systems; our inability to realize the anticipated benefits of the implementation of an enterprise resource planning (ERP) system; interest rate and foreign currency exchange rate fluctuations; risks associated with international business operations, including non-compliance with the U.S. Foreign Corrupt Practices Act, anti-bribery laws and economic sanctions and import laws and regulations; economic, business, competitive and/or regulatory developments in countries where we do business and/or operate outside of the United States; risks associated with the strategic, long-term relationship among Walgreen Co., Alliance Boots GmbH, and AmerisourceBergen, the occurrence of any event, change or other circumstance that could give rise to the termination, cross-termination or modification of any of the transaction documents among the parties (including, among others, the distribution agreement or the generics agreement), an impact on our earnings per share resulting from the issuance of the Warrants, an inability to realize anticipated benefits (including benefits resulting from participation in the Walgreens Boots Alliance Development GmbH joint venture), the disruption of AmerisourceBergen’s cash flow and ability to return value to its stockholders in accordance with its past practices, disruption of or changes in vendor, payer and customer relationships and terms, and the reduction of AmerisourceBergen’s operational, strategic or financial flexibility; the acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control; our inability to successfully complete any other transaction that we may wish to pursue from time to time; changes in tax laws or legislative initiatives that could adversely affect our tax positions and/or our tax liabilities or adverse resolution of challenges to our tax positions; increased costs of maintaining, or reductions in our ability to maintain, adequate liquidity and financing sources; volatility and deterioration of the capital and credit markets; natural disasters or other unexpected events that affect our operations; and other economic, business, competitive, legal, tax, regulatory and/or operational factors affecting our business generally. Certain additional factors that management believes could cause actual outcomes and results to differ materially from those described in forward-looking statements are set forth (i) in Item 1A (Risk Factors) and Item 1 (Business) in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013 and elsewhere in that report and (ii) in other reports.

# # #

AMERISOURCEBERGEN CORPORATION

FINANCIAL SUMMARY

(In thousands, except per share data)

(unaudited)

	Three		Three
	Months Ended		Months Ended
	March 31,	% of	March 31,	% of	%
	2014	Revenue	2013	Revenue	Change

Revenue	$28,455,903	100.00%	$20,523,668	100.00%	38.6%

Cost of goods sold	27,726,310		19,806,679		40.0%

Gross profit [1]	729,593	2.56%	716,989	3.49%	1.8%

Operating expenses:
Distribution, selling and administrative	376,341	1.32%	323,536	1.58%	16.3%
Depreciation and amortization	44,494	0.16%	39,868	0.19%	11.6%
Warrants	5,663	0.02%	3,761	0.02%
Employee severance, litigation and other	1,967	0.01%	(299)	—%
Total operating expenses	428,465	1.51%	366,866	1.79%	16.8%

Operating income	301,128	1.06%	350,123	1.71%	-14.0%

Other (income) loss	(3,783)	-0.01%	749	—%

Interest expense, net	19,474	0.07%	18,510	0.09%	5.2%

Income before income taxes	285,437	1.00%	330,864	1.61%	-13.7%

Income taxes	105,360	0.37%	126,721	0.62%	-16.9%

Income from continuing operations	180,077	0.63%	204,143	0.99%	-11.8%

Loss from discontinued operations, net of income taxes	—		(158,509)

Net income	$180,077	0.63%	$45,634	0.22%

Basic earnings per share:
Continuing operations	$0.78		$0.89		-12.4%
Discontinued operations	—		(0.69)
Total	$0.78		$0.20

Diluted earnings per share:
Continuing operations	$0.76		$0.87		-12.6%
Discontinued operations	—		(0.68)
Total	$0.76		$0.19

Weighted average common shares outstanding:
Basic	229,409		230,422
Diluted [2]	236,268		234,587		0.7%

1  Includes a $0.8 million gain from antitrust litigation settlements and a $102.8 million LIFO expense in the threemonths ended March 31, 2014.  Includes a $3.5 million gain from antitrust litigation settlements and a $0.2 million LIFO credit in the three months ended March 31, 2013.

2  Includes the dilutive effect of stock options, restricted stock, restricted stock units and the Warrants issued to Walgreens and Alliance Boots.

AMERISOURCEBERGEN CORPORATION

FINANCIAL SUMMARY

(In thousands, except per share data)

(unaudited)

	Six		Six
	Months Ended		Months Ended
	March 31,	% of	March 31,	% of	%
	2014	Revenue	2013	Revenue	Change

Revenue	$57,632,265	100.00%	$41,583,479	100.00%	38.6%

Cost of goods sold	56,214,447		40,205,662		39.8%

Gross profit [1]	1,417,818	2.46%	1,377,817	3.31%	2.9%

Operating expenses:
Distribution, selling and administrative	740,401	1.28%	644,236	1.55%	14.9%
Depreciation and amortization	88,444	0.15%	78,552	0.19%	12.6%
Warrants	121,960	0.21%	3,761	0.01%
Employee severance, litigation and other	6,269	0.01%	1,705	—%
Total operating expenses	957,074	1.66%	728,254	1.75%	31.4%

Operating income	460,744	0.80%	649,563	1.56%	-29.1%

Other (income) loss	(4,380)	-0.01%	726	—%

Interest expense, net	38,306	0.07%	37,035	0.09%	3.4%

Income before income taxes	426,818	0.74%	611,802	1.47%	-30.2%

Income taxes	197,810	0.34%	233,038	0.56%	-15.1%

Income from continuing operations	229,008	0.40%	378,764	0.91%	-39.5%

Loss from discontinued operations, net of income taxes	(7,546)		(164,519)

Net income	$221,462	0.38%	$214,245	0.52%

Basic earnings per share:
Continuing operations	$1.00		$1.64		-39.0%
Discontinued operations	(0.03)		(0.71)
Rounding	(0.01)		—
Total	$0.96		$0.93

Diluted earnings per share:
Continuing operations	$0.97		$1.61		-39.8%
Discontinued operations	(0.03)		(0.70)
Total	$0.94		$0.91

Weighted average common shares outstanding:
Basic	229,852		231,409
Diluted [2]	236,650		235,307		0.6%

1  Includes a $21.9 million gain from antitrust litigation settlements and a $160.4 million LIFO expense in the six months ended March 31, 2014.  Includes a $15.8 million gain from antitrust litigation settlements and a $1.0 million LIFO expense in the six months ended March 31, 2013.

2  Includes the dilutive effect of stock options, restricted stock, restricted stock units and the Warrants issued to Walgreens and Alliance Boots.

AMERISOURCEBERGEN CORPORATION

RECONCILIATION OF CONTINUING OPERATIONS (GAAP) TO ADJUSTED CONTINUING OPERATIONS (NON-GAAP)

(dollars in thousands, except per share data)

(unaudited)

	Three Months Ended March 31, 2014
	GAAP	Dilution of Unexercised Warrants	Gain on Antitrust Litigation Settlements	LIFO Expense	Acquisition Related Intangibles Amortization	Warrant Expense	Employee Severance, Litigation and Other	Adjusted Non-GAAP

Revenue	$28,455,903		$—	$—	$—	$—	$—	$28,455,903
Cost of goods sold	27,726,310		849	(102,828)	—	—	—	27,624,331
Gross profit	729,593		(849)	102,828	—	—	—	831,572
Operating expenses	428,465		—	—	(5,825)	(5,663)	(1,967)	415,010
Operating income	301,128		(849)	102,828	5,825	5,663	1,967	416,562
Other income	(3,783)		—	—	—	—	—	(3,783)
Interest expense, net	19,474		—	—	—	—	—	19,474
Income before income taxes	285,437		(849)	102,828	5,825	5,663	1,967	400,871
Income taxes [1]	105,360		(361)	38,862	2,207	6,315	750	153,133
Income from continuing operations	$180,077		$(488)	$63,966	$3,618	$(652)	$1,217	$247,738

Diluted earnings per share from continuing operations [2]	$0.76	$0.01	$—	$0.27	$0.02	$—	$0.01	$1.06	[3]

Diluted weighted average common shares outstanding [2]	236,268	234,272	234,272	234,272	234,272	234,272	234,272	234,272

Percentages of revenue:

Gross profit	2.56%							2.92%
Operating expenses	1.51%							1.46%
Operating income	1.06%							1.46%

1 The amount of Warrant expense deductible for tax purposes is based on the initial valuation of the Warrants.  Therefore, the income tax rate on Warrant expense will vary by quarter depending upon the quarterly changes in the fair value of the Warrants.

2 For the reconciling items and for the non-GAAP presentation, diluted earnings per share and diluted weighted average common shares outstanding have been adjusted to exclude the impact of the accounting dilution from the unexercised Warrants.

3 The sum of the components may not equal the total due to rounding.

Note: Management considers GAAP financial measures as well as the presented non-GAAP financial measures in evaluating the company’s operating performance.  Therefore, we believe that our presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors.

AMERISOURCEBERGEN CORPORATION

RECONCILIATION OF CONTINUING OPERATIONS (GAAP) TO ADJUSTED CONTINUING OPERATIONS (NON-GAAP)

(dollars in thousands, except per share data)

(unaudited)

	Three Months Ended March 31, 2013
	GAAP	Gain on Antitrust Litigation Settlements	LIFO Credit	Acquisition Related Intangibles Amortization	Warrant Expense	Employee Severance, Litigation and Other	Adjusted Non-GAAP

Revenue	$20,523,668	$—	$—	$—	$—	$—	$20,523,668
Cost of goods sold	19,806,679	3,456	215	—	—	—	19,810,350
Gross profit	716,989	(3,456)	(215)	—	—	—	713,318
Operating expenses	366,866	—	—	(6,098)	(3,761)	299	357,306
Operating income	350,123	(3,456)	(215)	6,098	3,761	(299)	356,012
Other loss	749	—	—	—	—	—	749
Interest expense, net	18,510	—	—	—	—	—	18,510
Income before income taxes	330,864	(3,456)	(215)	6,098	3,761	(299)	336,753
Income taxes	126,721	(1,320)	(82)	2,330	1,130	(114)	128,665
Income from continuing operations	$204,143	$(2,136)	$(133)	$3,768	$2,631	$(185)	$208,088

Diluted earnings per share from continuing operations	$0.87	$(0.01)	$—	$0.02	$0.01	$—	$0.89	[1]

Diluted weighted average common shares outstanding	234,587	234,587	234,587	234,587	234,587	234,587	234,587

Percentages of revenue:

Gross profit	3.49%						3.48%
Operating expenses	1.79%						1.74%
Operating income	1.71%						1.73%

1 The sum of the components may not equal the total due to rounding.

Note: Management considers GAAP financial measures as well as the presented non-GAAP financial measures in evaluating the company’s operating performance.  Therefore, we believe that our presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors.

AMERISOURCEBERGEN CORPORATION

RECONCILIATION OF CONTINUING OPERATIONS (GAAP) TO ADJUSTED CONTINUING OPERATIONS (NON-GAAP)

(dollars in thousands, except per share data)

(unaudited)

	Six Months Ended March 31, 2014
	GAAP	Dilution of Unexercised Warrants	Gain on Antitrust Litigation Settlements	LIFO Expense	Acquisition Related Intangibles Amortization	Warrant Expense	Employee Severance, Litigation and Other	Adjusted Non-GAAP

Revenue	$57,632,265		$—	$—	$—	$—	$—	$57,632,265
Cost of goods sold	56,214,447		21,872	(160,410)	—	—	—	56,075,909
Gross profit	1,417,818		(21,872)	160,410	—	—	—	1,556,356
Operating expenses	957,074		—	—	(11,783)	(121,960)	(6,269)	817,062
Operating income	460,744		(21,872)	160,410	11,783	121,960	6,269	739,294
Other income	(4,380)		—	—	—	—	—	(4,380)
Interest expense, net	38,306		—	—	—	—	—	38,306
Income before income taxes	426,818		(21,872)	160,410	11,783	121,960	6,269	705,368
Income taxes [1]	197,810		(8,243)	60,450	4,441	12,630	2,363	269,451
Income from continuing operations	$229,008		$(13,629)	$99,960	$7,342	$109,330	$3,906	$435,917

Diluted earnings per share from continuing operations [2]	$0.97	$0.01	$(0.06)	$0.43	$0.03	$0.47	$0.02	$1.86	[3]

Diluted weighted average common shares outstanding [2]	236,650	234,838	234,838	234,838	234,838	234,838	234,838	234,838

Percentages of revenue:

Gross profit	2.46%							2.70%
Operating expenses	1.66%							1.42%
Operating income	0.80%							1.28%

1 The amount of Warrant expense deductible for tax purposes is based on the initial valuation of the Warrants.  Therefore, the income tax rate on Warrant expense will vary by quarter depending upon the quarterly changes in the fair value of the Warrants.

2 For the reconciling items and for the non-GAAP presentation, diluted earnings per share and diluted weighted average common shares outstanding have been adjusted to exclude the impact of the accounting dilution from the unexercised Warrants.

3 The sum of the components may not equal the total due to rounding.

Note: Management considers GAAP financial measures as well as the presented non-GAAP financial measures in evaluating the company’s operating performance.  Therefore, we believe that our presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors.

AMERISOURCEBERGEN CORPORATION

RECONCILIATION OF CONTINUING OPERATIONS (GAAP) TO ADJUSTED CONTINUING OPERATIONS (NON-GAAP)

(dollars in thousands, except per share data)

(unaudited)

	Six Months Ended March 31, 2013
	GAAP	Gain on Antitrust Litigation Settlements	LIFO Expense	Acquisition Related Intangibles Amortization	Warrant Expense	Employee Severance, Litigation and Other	Adjusted Non-GAAP

Revenue	$41,583,479	$—	$—	$—	$—	$—	$41,583,479
Cost of goods sold	40,205,662	15,764	(952)	—	—	—	40,220,474
Gross profit	1,377,817	(15,764)	952	—	—	—	1,363,005
Operating expenses	728,254	—	—	(12,197)	(3,761)	(1,705)	710,591
Operating income	649,563	(15,764)	952	12,197	3,761	1,705	652,414
Other loss	726	—	—	—	—	—	726
Interest expense, net	37,035	—	—	—	—	—	37,035
Income before income taxes	611,802	(15,764)	952	12,197	3,761	1,705	614,653
Income taxes	233,038	(5,978)	362	4,638	1,130	644	233,834
Income from continuing operations	$378,764	$(9,786)	$590	$7,559	$2,631	$1,061	$380,819

Diluted earnings per share from continuing operations	$1.61	$(0.04)	$—	$0.03	$0.01	$—	$1.62	[1]

Diluted weighted average common shares outstanding	235,307	235,307	235,307	235,307	235,307	235,307	235,307

Percentages of revenue:

Gross profit	3.31%						3.28%
Operating expenses	1.75%						1.71%
Operating income	1.56%						1.57%

1 The sum of the components may not equal the total due to rounding.

Note: Management considers GAAP financial measures as well as the presented non-GAAP financial measures in evaluating the company’s operating performance.  Therefore, we believe that our presentation of non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors.

 AMERISOURCEBERGEN CORPORATION

 CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31,	September 30,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$696,730	$1,231,006
Accounts receivable, net	6,506,412	6,051,920
Merchandise inventories	8,493,269	6,981,494
Prepaid expenses and other	63,616	129,231
Total current assets	15,760,027	14,393,651

Property and equipment, net	850,847	803,561
Other long-term assets	3,750,373	3,721,426

Total assets	$20,361,247	$18,918,638

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$14,909,626	$13,335,792
Other current liabilities	1,590,305	1,534,843
Total current liabilities	16,499,931	14,870,635

Long-term debt	1,396,948	1,396,606

Other long-term liabilities	318,853	331,652

Stockholders’ equity	2,145,515	2,319,745

Total liabilities and stockholders’ equity	$20,361,247	$18,918,638

AMERISOURCEBERGEN CORPORATION

SUMMARY SEGMENT INFORMATION

(dollars in thousands)

(unaudited)

	Three Months Ended March 31,
Revenue	2014	2013	% Change

Pharmaceutical Distribution	$27,932,495	$20,054,159	39%
Other	572,503	514,942	11%
Intersegment eliminations	(49,095)	(45,433)	8%

Revenue	$28,455,903	$20,523,668	39%

	Three Months Ended March 31,
Operating Income	2014	2013	% Change

Pharmaceutical Distribution	$372,929	$321,077	16%
Other	43,633	34,935	25%
Gain on antitrust litigation settlements	849	3,456
LIFO (expense) credit	(102,828)	215
Acquisition related intangibles amortization	(5,825)	(6,098)
Warrant expense	(5,663)	(3,761)
Employee severance, litigation and other	(1,967)	299

Operating income	$301,128	$350,123	-14%

Percentages of revenue:

Pharmaceutical Distribution
Gross profit	2.49%	2.93%
Operating expenses	1.15%	1.33%
Operating income	1.34%	1.60%

Other
Gross profit	23.82%	24.40%
Operating expenses	16.20%	17.61%
Operating income	7.62%	6.78%

AmerisourceBergen Corporation (GAAP)
Gross profit	2.56%	3.49%
Operating expenses	1.51%	1.79%
Operating income	1.06%	1.71%

AmerisourceBergen Corporation (Non-GAAP)
Gross profit	2.92%	3.48%
Operating expenses	1.46%	1.74%
Operating income	1.46%	1.73%

AMERISOURCEBERGEN CORPORATION

SUMMARY SEGMENT INFORMATION

(dollars in thousands)

(unaudited)

	Six Months Ended March 31,
Revenue	2014	2013	% Change

Pharmaceutical Distribution	$56,555,086	$40,653,207	39%
Other	1,176,635	1,019,992	15%
Intersegment eliminations	(99,456)	(89,720)	11%

Revenue	$57,632,265	$41,583,479	39%

	Six Months Ended March 31,
Operating Income	2014	2013	% Change

Pharmaceutical Distribution	$659,711	$587,754	12%
Other	79,583	64,660	23%
Gain on antitrust litigation settlements	21,872	15,764
LIFO expense	(160,410)	(952)
Acquisition related intangibles amortization	(11,783)	(12,197)
Warrant expense	(121,960)	(3,761)
Employee severance, litigation and other	(6,269)	(1,705)

Operating income	$460,744	$649,563	-29%

Percentages of revenue:

Pharmaceutical Distribution
Gross profit	2.28%	2.74%
Operating expenses	1.11%	1.30%
Operating income	1.17%	1.45%

Other
Gross profit	22.69%	24.23%
Operating expenses	15.92%	17.89%
Operating income	6.76%	6.34%

AmerisourceBergen Corporation (GAAP)
Gross profit	2.46%	3.31%
Operating expenses	1.66%	1.75%
Operating income	0.80%	1.56%

AmerisourceBergen Corporation (Non-GAAP)
Gross profit	2.70%	3.28%
Operating expenses	1.42%	1.71%
Operating income	1.28%	1.57%

AMERISOURCEBERGEN CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Six	Six
	Months Ended	Months Ended
	March 31,	March 31,
	2014	2013

Operating Activities:
Net income	$221,462	$214,245
Loss from discontinued operations	7,546	164,519
Income from continuing operations	229,008	378,764
Adjustments to reconcile income from continuing operations to net cash provided by operating activities	231,572	141,401
Changes in operating assets and liabilities	(340,381)	178,059
Net cash provided by operating activities - continuing operations	120,199	698,224
Net cash (used in) provided by operating activities - discontinued operations	(7,546)	45,431
Net cash provided by operating activities	112,653	743,655

Investing Activities:
Capital expenditures	(125,392)	(88,377)
Other	(2,743)	81
Net cash used in investing activities - continuing operations	(128,135)	(88,296)
Net cash used in investing activities - discontinued operations	—	(9,643)
Net cash used in investing activities	(128,135)	(97,939)

Financing Activities:
Purchases of common stock	(251,961)	(284,691)
Exercises of stock options	59,675	65,850
Cash dividends on common stock	(108,397)	(98,203)
Purchases of capped call options	(211,397)	—
Other	(6,714)	(6,086)
Net cash used in financing activities - continuing operations	(518,794)	(323,130)
Net cash used in financing activities - discontinued operations	—	(41,897)
Net cash used in financing activities	(518,794)	(365,027)

(Decrease) increase in cash and cash equivalents	(534,276)	280,689

Cash and cash equivalents at beginning of period	1,231,006	1,066,608

Cash and cash equivalents at end of period	$696,730	$1,347,297